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                                                                     Exhibit 4.5

                           [Form of Right Certificate]

Certificate No. [R]-
                       Rights

                  NOT EXERCISABLE AFTER DECEMBER 9, 2008, OR EARLIER IF REDEEMED BY THE COMPANY. THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE COMPANY, AT $.001 PER RIGHT, ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT) AND BY ANY SUBSEQUENT HOLDER OF SUCH RIGHTS ARE NULL AND VOID AND NONTRANSFERABLE.

                                Right Certificate

                              PRI AUTOMATION, INC.

         This certifies that _________________________, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner, thereof, subject to the terms, provisions and conditions of the Rights Agreement dated as of December 9, 1998 (the "Rights Agreement"), between PRI Automation, Inc., a Massachusetts corporation (the "Company"), and State Street Bank and Trust Company, as Rights Agent (the "Rights Agent"), unless the Rights evidenced hereby shall have been previously redeemed by the Company, to purchase from the Company at any time after the Distribution Date (as defined in the Rights Agreement) and prior to 5:00 p.m., Boston, Massachusetts time, on the 10th anniversary of the date of the Rights Agreement (the "Expiration Date"), at the office of the Rights Agent, or its successors as Rights Agent, in Canton, Massachusetts, one one-hundred-thousandth (1/100,000th) of a fully paid, nonassessable share of Class One Participating Cumulative Preferred Stock, $.01 par value, of the Company (the "Preferred Shares"), at a purchase price per one one-hundred-thousandth (1/100,000th) of a share equal to $140 (the "Purchase Price") payable in cash, upon presentation and surrender of this Right Certificate with the Form of Election to Purchase duly executed.

         The Purchase Price and the number and kind of shares which may be purchased upon exercise of each Right evidenced by this Right Certificate, as set forth above, are the Purchase Price and the number and kind of shares which may be so purchased as of December 9, 1998. As provided in the Rights Agreement, the Purchase Price and the number and kind of shares which may be purchased upon the exercise of each Right evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events.

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         If the Rights evidenced by this Right Certificate are at any time beneficially owned by an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement), such Rights shall be null and void and the holder of any such Right (including any purported transferee or subsequent holder) shall not have any right to exercise any such Right.

         This Right Certificate is subject to all the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which reference to the Rights Agreement is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates. Copies of the Rights Agreement are on file at the above-mentioned office of the Rights Agent and are also available from the Company upon written request.

         This Right Certificate, with or without other Right Certificates, upon surrender at the stock transfer or corporate trust office of the Rights Agent, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number and kind of shares as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall entitle such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised.

         Subject to the provisions of the Rights Agreement, the Rights evidenced by this Right Certificate may be redeemed by the Company at its option at a redemption price (in cash or shares of Common Stock or other securities of the Company deemed by the Board of Directors to be at least equivalent in value) of $.001 per Right (which amount shall be subject to adjustment as provided in the Rights Agreement) at any time prior to the earlier of (i) the Close of Business on the day on which a Person has become an Acquiring Person or (ii) the Expiration Date. Any of the provisions of the Rights Agreement (including, without limitation, the date on which the Distribution Date shall occur, the time during which the Rights may be redeemed or the terms of the Preferred Shares) may be amended or supplemented, subject to the provision of the Rights Agreement, prior to the Distribution Date without the approval of any holders of the Rights.

         The Company may, but shall not be required to, issue fractions of Preferred Shares or distribute certificates which evidence fractions of Preferred Shares upon the exercise of any Right or Rights evidenced hereby. In lieu of issuing fractional shares, the Company may elect to make a cash payment as provided in the Rights Agreement for fractions of a share other than one one-hundred-thousandth (1/100,000th) of a share or any integral multiple thereof or to issue certificates or utilize a depository arrangement as provided in the terms of the Rights Agreement and the Preferred Shares.

         No holder of this Right Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Preferred Shares or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained

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in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company, including, without limitation, any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or other distributions or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in accordance with the provisions of the Rights Agreement.






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         This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

         WITNESS the facsimile signature of the proper officers of the Company and its corporate seal.

Dated as of:

                                    PRI Automation, Inc.

                                    By:
                                       ----------------------------------------
                                               Authorized Signatory

Attest:

Authorized Signatory

Countersigned:

State Street Bank and Trust Company,
as Rights Agent

By:__________________________________
     Authorized Signatory

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                     [On Reverse Side of Right Certificate]

                          FORM OF ELECTION TO PURCHASE

(To be executed by the registered holder if such holder desires to exercise the Rights represented by this Right Certificate.)

To the Rights Agent:

         The undersigned hereby irrevocably elects to exercise ____________ Rights represented by this Right Certificate to purchase the Preferred Shares (or other shares) issuable upon the exercise of such Rights and requests that certificates for such shares be issued in the name of:

Please insert social security
or other identifying number

                                           (Please print name and address)

         If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

Please insert social security
or other identifying number


(Please print name and address)

Dated:           , ____

                                                   Signature

Signature Guaranteed:
       NOTICE

         The signature on the foregoing Form of Election to Purchase must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

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